EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion of our audit report dated June 12, 2001 with respect to the financial statements of Hyperstealth Biotechnology Corp. as of March 31, 2001 and 2000 included in amendment No.2 to Form SB2.


/s/ Lemieux, Deck, Millard Bond
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January 23, 2002